UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2020
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GENOCEA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36289	51-0596811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 Acorn Park Drive, 5th Floor
Cambridge, MA 02140
(Address of principal executive offices, including zip code)

(617) 876-8191
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	GNCA	Nasdaq	Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On July 22, 2020, Genocea Biosciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers identified on the signature pages thereto (the “Purchasers”), pursuant to which the Company will offer to the Purchasers, in an unregistered offering, shares of common stock, par value $0.001 per share (the “Common Stock”), and warrants to purchase shares of Common Stock.

The closing is anticipated to occur on July 24, 2020 (the “Closing”), subject to the satisfaction of customary closing conditions. The Company will offer (i) 21,390,902 shares of Common Stock (the “Shares”) to each Purchaser and, to certain Purchasers, pre-funded warrants to purchase 12,222,538 additional shares of Common Stock (the “Pre-Funded Warrant”), and (ii) accompanying warrants (the “Closing Warrants” and together with the Shares and the Pre-Funded Warrants, the “Securities”) to each Purchaser to purchase an aggregate of 33,613,440 shares of Common Stock (the “Warrant Shares”) at a purchase price of $2.38 per unit for aggregate gross proceeds to the Company of approximately $80 million, before deducting fees to the placement agents and other estimated offering expenses payable by the Company. The Warrants will expire four (4) years following the Closing, will have an exercise price of $2.25 per share, and are immediately exercisable upon issuance. The Pre-Funded Warrants will expire when exercised in full, will have an exercise price of $0.01 per share, and are immediately exercisable upon issuance. The exercise price and number of shares of Common Stock issuable upon the exercise of the Warrants and the Pre-Funded Warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants and the Pre-Funded Warrants.

The Company will file a resale registration statement with the Securities and Exchange Commission (the “SEC”) as soon as practicable, and in all events within 30 days after the Closing, to register the resale of the securities issued at the time of the Closing.

Stifel, Nicolaus & Company, Incorporated is acting as sole placement agent for the private placement. Brookline Capital Markets, a division of Arcadia Securities, LLC is serving as financial advisor to the Company in connection with the private placement.

The foregoing summaries of the offering, the securities to be issued in connection therewith, the Purchase Agreement, the Pre-Funded Warrants and the Warrants do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents. Copies of the forms of the Pre-Funded Warrant, the Warrant, and the Purchase Agreement are attached hereto as Exhibits 4.1, 4.2, and 10.1 respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.
To the extent required by Item 3.02 of Form 8-K, the information regarding the Common Stock and Warrants set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02. The Company issued the Common Stock and Warrants in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation FD thereunder. The Company relied on this exemption from registration for private placements based in part on the representations made by the Purchasers, including the representations with respect to each Purchaser’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and each Purchaser’s investment intent. The offer and sale of the Securities have not been registered under the Securities Act.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

4.1	Form of Pre-Funded Warrant
4.2	Form of Warrant
10.1	Form of Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENOCEA BIOSCIENCES, INC.

By:	/s/ DIANTHA DUVALL
Diantha Duvall
Chief Financial Officer
(Principal Financial Officer)

Date: July 22, 2020